                                                                    Exhibit 99.1

                                BNS HOLDING, INC.
                         25 ENTERPRISE CENTER, SUITE 103
                         MIDDLETOWN, RHODE ISLAND 02842

                              FOR IMMEDIATE RELEASE

                  BNS HOLDING, INC. PROPOSES PLAN TO DEREGISTER
                   WITH THE SECURITIES AND EXCHANGE COMMISSION

MIDDLETOWN,  RHODE  ISLAND,  FEBRUARY  12, 2007 -- BNS Holding  (OTCBB:BNSIA.OB)
announced   today  that  its  Board  of  Directors  has  approved  a  plan,  for consideration  and  approval  by its  shareholders,  to  reduce  the  number  of shareholders  of  record  to fewer  than 300 and thus  terminate  the  Company's obligation to file reports with the  Securities  and Exchange  Commission.  This would be accomplished  through a 1-for-200  reverse stock split of the Company's outstanding  Class A Common Stock,  followed  immediately by a 200-for-1 forward stock split.  The Company  anticipates that its stock will continue to be quoted on the Pink Sheets.  Completion of the transaction is subject to the fulfillment of all of the filing requirements of the SEC. The Company intends to continue to provide  shareholders  with annual  audited  financial  statements and quarterly financial  information by making these documents available on a Company website.
These  documents  will not be as detailed or  extensive as the  information  the
Company was required to file with the SEC or has provided to its shareholders in the past.

"There are a number of advantages to this  transaction,"  said President and CEO
Michael  Warren.  "Significant  cost  savings  will  result  each  year from the elimination  of these  reporting  requirements.  The Company will also avoid the substantial  one-time costs associated with initial  Sarbanes-Oxley  Section 404 compliance.  But as  important  as the direct cost  savings,  we expect that the reduced  administrative  burden  will allow our  management  team to focus their attention on operating performance and capitalizing on market opportunities."

In the  Reverse/Forward  Stock Split,  shareholders with less than 200 shares of
Common  Stock  immediately  before the  transaction  will receive a cash payment equal to $13.62 per share for those pre-split shares.  Shareholders  holding 200 or more  shares of Common  Stock  immediately  before the  transaction  will not receive a cash  payment,  but will  continue  to hold the same  number of shares after  completion  of the  transaction.  "The  effect  is  that  the  small  lot shareholders  will  be able to  liquidate  their  holdings  without  paying  any commissions,"  added Mr. Warren.  The Company estimates that approximately 2% of its outstanding shares will be redeemed as a result of the Reverse/Forward Stock
Split.

The Board of  Directors  engaged  Capitalink,  L.C.  as  advisors  to review the fairness of the  transaction,  and  received  from them an opinion  that the per share cash consideration to be paid in the proposed  Reverse/Forward Stock Split transaction  is  fair,  from  a  financial  point  of  view,  to  the  Company's shareholders that would be cashed out as a result of the  Reverse/Forward  Stock
Split.

At its February 10 meeting,  the Board of  Directors  also took steps that would grant to the Company a standing  option to repurchase any shares of Common Stock proposed to be  transferred  by a shareholder  after the  Reverse/Forward  Stock
Split,  if after such proposed  transfer the number of shareholders of record of the Common  Stock would  equal or exceed  250.  "This is a measure to ensure the company  continues to stay well below the  requirements  for filing reports with the Securities and Exchange  Commission,"  explained  Warren.  And finally,  the

Board of Directors  approved  amendments to the  Company's  Amended and Restated
Certificate  of  Incorporation  to decrease the number of  authorized  shares of
Common Stock from  30,000,000  to  5,000,000,  and to eliminate  the  authorized shares of Class B Common Stock, $.01 par value.

The proposed  Reverse/Forward Stock Split, Right of First Refusal and Authorized
Share  Reduction  are  subject to  approval  by the holders of a majority of the issued and outstanding shares of Common Stock. Even if the shareholders  approve the  Reverse/Forward  Stock Split,  Right of First Refusal and Authorized  Share
Reduction,  the  Board  of  Directors  reserves  the  right  to  defer or not to implement the transactions.

This press release is only a description of the proposed transactions and is not an offer to acquire any shares of common  stock.  The Company  intends to file a preliminary  proxy  statement  and  Schedule  13E-3 with the SEC  outlining  the transaction. All shareholders are advised to read the definitive proxy statement and Schedule 13E-3 at the SEC's web site at  www.sec.gov.  The Company will also mail a copy of the definitive proxy statement prior to the annual meeting to its shareholders entitled to vote at the meeting.

Prior to October 31, 2006, BNS Holding Inc. was a public shell holding  company, having sold all of its previous manufacturing  operations and assets. On October
31, 2006 the Company  acquired,  through a holding  company,  an 80% interest in
Collins Industries,  Inc. Collins was founded in 1971 as a manufacturer of small school buses and ambulances.  Today, Collins manufactures specialty vehicles and accessories for various basic service niches of the transportation industry, and is the largest US manufacturer of ambulances, the second largest manufacturer of terminal trucks and a leading manufacturer of small school buses and of sweepers used in the road construction  industry.  Further information concerning Collins can be found on their web site at www.collinsindustries.com.

This  press  release  contains  forward-looking  statements,  as  defined in the
Private  Securities   Litigation  Reform  Act  of  1995.  Such   forward-looking
statements  involve a number of assumptions,  risks and uncertainties that could cause the actual results of the Company to differ  materially from those matters expressed in or implied by such forward-looking  statements.  They involve known and unknown risks,  uncertainties,  and other  factors,  which are in some cases beyond the control of the Company.  Additional  information regarding these risk factors and  uncertainties is described more fully in the Company's SEC filings.
A copy of all SEC  filings  may be  obtained  from the  SEC's  EDGAR  web  site,
WWW.SEC.GOV,  or by  contacting  the  Company  at (401)  848-6300.  BNS does not currently maintain a web site. For further  information,  contact Michael Warren at (401) 848-6500.

                                       END